UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SILICON STORAGE TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT NO. 1 TO PROXY STATEMENT

SILICON STORAGE TECHNOLOGY, INC.

1020 Kifer Road

Sunnyvale, California 94086

(408) 735-9110

Dear Shareholder:

On or about March 3, 2010, we mailed to you a proxy statement relating to a special meeting of shareholders of Silicon Storage Technology, Inc., or SST, to be held at SST’s offices at 1020 Kifer Road, Sunnyvale, California 94086, at 10:00 a.m., local time, on April 8, 2010, or the Special Meeting, to consider, among other things, a proposal to approve and adopt the Agreement and Plan of Merger, or the Original Merger Agreement, that we entered into with Microchip Technology Incorporated, or Parent, and Sun Acquisition Corporation, or Merger Sub, on February 2, 2010, as amended by Amendment No. 1 to the Original Merger Agreement on February 22, 2010, or Amendment No. 1.

This supplement to the proxy statement is to advise you that we:

•

again amended the Original Merger Agreement with Parent and Merger Sub, among other things, to increase the consideration payable to SST shareholders to $3.05 per share in cash, or Amendment No. 2 (the Original Merger Agreement, as amended by Amendment No. 1 and Amendment No. 2, is referred to as the Merger Agreement); and

•

changed the record date to determine the shareholders eligible to vote at the Special Meeting to March 12, 2010. Holders of record of SST common stock, no par value per share, as shown on the transfer books of SST at the close of business on March 12, 2010 will be entitled to vote on the Merger Agreement at the Special Meeting or any adjournment or postponement of the Special Meeting.

If the merger as contemplated by the Merger Agreement, or the Merger, is completed, you will be entitled to receive $3.05 in cash, without interest and less any applicable withholding taxes, for each share of SST common stock that you own, and you will have no ongoing ownership interest in the continuing business of SST. We cannot complete the Merger unless all of the conditions to closing are satisfied, including the approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of SST common stock as of March 12, 2010.

After careful consideration, a strategic committee of our board of directors consisting solely of independent, non-management directors, or the Strategic Committee, recommended that our board of directors approve Amendment No. 2 and recommend that our shareholders vote to approve the principal terms of the Merger and adopt the Merger Agreement. Our board of directors also determined that the Merger Agreement, and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, SST and our shareholders, other than Parent or any of its affiliates that hold SST common stock, declared the Merger Agreement and the transactions contemplated thereby, including the Merger, to be advisable and recommended that our shareholders vote to approve the principal terms of the Merger and adopt the Merger Agreement. Directors Bing Yeh and Yaw Wen Hu abstained from the determinations of our board of directors with respect to the Original Merger Agreement, and Dr. Hu abstained from the determinations of our board of directors with respect to Amendment No. 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER AND

THE ADOPTION OF THE MERGER AGREEMENT AND, IF NECESSARY, TO

ADJOURN THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES

TO VOTE IN FAVOR OF APPROVING THE PRINCIPAL TERMS OF THE MERGER AND

ADOPTING THE MERGER AGREEMENT.

YOUR VOTE IS IMPORTANT.

Attached to this letter is a supplement to the proxy statement containing additional information about SST and Amendment No. 2. Please read this document carefully and in its entirety. We also encourage you, if you have not done so already, to review carefully the proxy statement dated March 1, 2010, which was previously sent to you.

YOUR VOTE IS VERY IMPORTANT, regardless of the number of shares you own. For your convenience, we have enclosed a revised proxy card with this supplement to the proxy statement. If you have already delivered a properly executed proxy card regarding the Merger proposal, you do not need to do anything unless you wish to change your vote. If you have not previously voted or if you wish to revoke or change your vote, please vote by telephone or over the Internet, or complete, date, sign and return your proxy card as soon as possible. If you are a registered holder and have already submitted a properly executed proxy card, you can also change your vote by attending the Special Meeting and voting in person.

If your shares are held in “street name” by your bank, brokerage firm or other nominee, and if you have already provided instructions to your nominee but wish to change those instructions, you should provide new instructions following the procedures provided by your nominee.

On behalf of our board of directors, I thank you for your support and urge you to vote “FOR” the approval of the principal terms of the Merger and the adoption of the Merger Agreement.

Sincerely,

James B. Boyd Secretary, Chief Financial Officer and Senior Vice President of Finance

This supplement is dated March 16, 2010 and is first being mailed to shareholders on or about March 18, 2010.

INTRODUCTION	S-1

QUESTIONS AND ANSWERS ABOUT AMENDMENT NO. 2 TO THE ORIGINAL MERGER AGREEMENT	S-3

SUMMARY OF AMENDMENT NO. 2 TO THE ORIGINAL MERGER AGREEMENT	S-5

UPDATE TO THE SUMMARY TERM SHEET	S-8

SUPPLEMENT TO THE BACKGROUND OF THE MERGER	S-9

SUPPLEMENT TO REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS	S-11

UPDATE TO THE OPINION OF THE FINANCIAL ADVISOR	S-12

UPDATE TO THE MERGER	S-20

UPDATE TO THE SPECIAL MEETING	S-22

UPDATE TO THE MERGER AGREEMENT	S-23

UPDATE TO MARKET PRICE AND DIVIDEND DATA	S-24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	S-25

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	S-28

WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-30

ANNEX A AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 8, 2010, BY AND AMONG SILICON STORAGE TECHNOLOGY, INC., MICROCHIP TECHNOLOGY INCORPORATED AND SUN ACQUISITION CORPORATION	A-1

ANNEX B OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC.	B-1

i

INTRODUCTION

This supplement to the proxy statement is being sent to you because we have amended our Agreement and Plan of Merger with Microchip Technology Incorporated, or Parent, and Sun Acquisition Corporation, or Merger Sub, and shareholders are being asked to approve the amended transaction on April 8, 2010. This supplement to the proxy statement provides information on the amended transaction and updates the proxy statement dated March 1, 2010, previously mailed to our shareholders on or about March 3, 2010, which we refer to in this supplement to the proxy statement as the “proxy statement.” The information provided in the proxy statement continues to apply, except as described in this supplement to the proxy statement. To the extent information in this supplement to the proxy statement differs from, updates or conflicts with information contained in the proxy statement, the information in this supplement to the proxy statement is the more current information. If you need another copy of the proxy statement you may obtain it free of charge from us by directing such request to Silicon Storage Technology, Inc., Investor Relations, 1020 Kifer Road, Sunnyvale, California 94086; telephone: 408-735-9110. The proxy statement also may be found on the Internet at www.sec.gov and www.sst.com. See “Where You Can Find Additional Information,” beginning on page S-30 of this supplement to the proxy statement.

In this supplement to the proxy statement,

•	the terms the “we,” “us,” “our” and “SST” refer to Silicon Storage Technology, Inc.;

•

we refer to the Agreement and Plan of Merger, by and between SST, Parent and Merger Sub, dated February 2, 2010, as the “Original Merger Agreement,” and as amended by Amendment No. 1. and Amendment No. 2, as the “Merger Agreement” and the transaction contemplated thereby as the “Merger;”

•	the term “Amendment No. 1” refers to the amendment to the Original Merger Agreement executed by SST, Parent and Merger Sub on February 22, 2010;

•	the term “Amendment No. 2” refers to the amendment to the Original Merger Agreement executed by SST, Parent and Merger Sub on March 8, 2010;

•

the term “Cerberus Proposal” refers to a non-binding proposal from an affiliate of Cerberus Capital Management, L.P., or Cerberus, related to a potential acquisition of control of SST through a transaction structure that would provide our shareholders the option of electing to receive (a) $3.00 in cash per share, or (b) $2.62 in cash per share plus retained equity in SST with an initial per share value estimated by Cerberus to be $0.33;

•	the term “Cooley” refers to Cooley Godward Kronish LLP, counsel to SST;

•	the term “Houlihan Lokey” refers to Houlihan Lokey Howard & Zukin Capital, Inc., financial advisor to the Strategic Committee;

•	the term “Innisfree” refers to Innisfree M&A Incorporated, our proxy solicitors;

•	the term “Prior Agreement” refers to a prior merger agreement among SST and Technology Resources Holdings, Inc. and Technology Resources Merger Sub, Inc., each a subsidiary of Prophet Equity LP;

•

the term “Riley Voting Agreement” refers to an executed voting agreement between Bryant R. Riley, a former member of our board of directors, Dialectic Capital Management, LLC, Lloyd I. Miller, III and certain other associated shareholders, or the Riley Group, pursuant to which the Riley Group agreed to vote in favor of the Cerberus Proposal and against alternative acquisition proposals (which such voting commitment terminates upon the earlier of (a) the six month anniversary of the date of such voting agreement, (b) the closing of the transactions contemplated by the Cerberus Proposal, and (c) either (i) the date on which Cerberus notifies the Riley Group in writing that it has withdrawn from pursuing any merger, consolidation, business combination, or other similar transaction involving SST or (ii) two business days following the date of receipt by Cerberus of written notice from the Riley Group claiming that Cerberus has withdrawn from pursuing any merger, consolidation, business combination, or other similar transaction involving SST, provided that such voting agreement will not terminate if prior to the expiration of the two business day period Cerberus provides written notice to the Riley Group disputing the Riley Group’s claim that is has so withdrawn and evidence that Cerberus has not withdrawn);

•

the term “Shearman & Sterling” refers to Shearman & Sterling LLP, legal advisor to a strategic committee of our board of directors consisting solely of independent, non-management directors, or the Strategic Committee;

•

the term “Strategic Committee” refers to the strategic committee of our board of directors which is comprised of the following three independent, non-management directors: Ronald Chwang, Terry Nickerson and Edward Yang; and

•	the term “Wilson Sonsini” refers to Wilson Sonsini Goodrich & Rosati, P.C. counsel to Microchip Technology Incorporated.

QUESTIONS AND ANSWERS ABOUT AMENDMENT NO. 2 TO THE ORIGINAL MERGER AGREEMENT

The following questions and answers address briefly some questions you may have regarding the Merger and Amendment No. 2 to the Merger Agreement. These questions and answers may not address all of the questions that may be important to you as a shareholder of SST and you should read them in conjunction with the questions and answers provided in the proxy statement. We urge you to read, carefully, this entire supplement to the proxy statement, including the annexes, the proxy statement, and the other documents referred to or incorporated by reference in this supplement to the proxy statement or in the proxy statement.

Q:	Why are you sending me this supplement to the proxy statement?

A:	We are sending you this supplement to the proxy statement because on March 8, 2010, SST, Parent and Merger Sub entered into an amendment to the Original Merger Agreement dated February 2, 2010, or Amendment No. 2. This supplement to the proxy statement provides information on the amended transaction and updates the proxy statement.

Q:	What is the effect of Amendment No. 2?

A:	Amendment No. 2 has the effect of increasing the Merger consideration to be paid to SST’s shareholders for their shares to $3.05 per share in cash, without interest and less any applicable withholding taxes. Amendment No. 2 also increases the termination fee payable to Parent by SST if the Merger Agreement is terminated under certain circumstances to $10,300,000. The termination fee was $10,120,624 in the Original Merger Agreement, as amended by Amendment No. 1. In addition, pursuant to the terms of Amendment No. 2, SST issued to Parent 19,148,149 newly issued shares of SST common stock, equal in amount to 19.9% of SST’s then outstanding shares prior to such issuance, for a price of $3.05 per share in cash, or $58,401,854.45 in the aggregate. Parent has agreed to certain rights and restrictions with respect to these shares, as described on page S-5 of this supplement to the proxy statement under the heading “Summary of Amendment No. 2 to the Original Merger Agreement.”

The terms of Amendment No. 2 are described beginning on page S-5 of this supplement to the proxy statement under the heading “Summary of Amendment No. 2 to the Original Merger Agreement.”

Q:	When do you expect to complete the Merger?

A:	We currently expect the Merger to be completed as promptly as practicable after the Special Meeting, subject to the satisfaction or waiver of the other closing conditions to the Merger. However, we cannot assure you that all conditions to the Merger will be satisfied or, if satisfied, the date by which they will be satisfied.

Q:	When and where will the shareholder vote on the Merger be held?

A:	The special meeting of shareholders, or Special Meeting, will be held on April 8, 2010 at 10:00 a.m., local time, and will be held at the our offices at 1020 Kifer Road, Sunnyvale, California 94086.

Q:	What is the recommendation of our board of directors?

A:	Our board of directors, acting upon the unanimous recommendation of its Strategic Committee, recommends that you vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger. Directors Bing Yeh and Yaw Wen Hu abstained from the determinations of our board of directors with respect to the Original Merger Agreement, and Dr. Hu abstained from the determinations of our board of directors with respect to Amendment No. 2.

Q:	Did our board of directors receive an updated fairness opinion from its financial advisor?

A:	Yes. On March 8, 2010, Houlihan Lokey delivered an updated fairness opinion to the Strategic Committee that, as of March 8, 2010, and based upon and subject to the factors and assumptions set forth therein, the Merger consideration to be received by the holders of shares of SST common stock (other than shares held by Parent or any of its affiliates) pursuant to the Merger Agreement was fair from a financial point of view to such shareholders.

Q:	Who is entitled to attend and vote at the Special Meeting?

A:	The record date for determining who is entitled to vote at the Special Meeting is March 12, 2010. Only holders of shares of SST common stock as of the close of business on the record date are entitled to vote at the Special Meeting. As of the record date, there were 115,399,109 shares of SST common stock outstanding.

Q:	What do I need to do now?

A:	First, we urge you to carefully read this supplement to the proxy statement, including the annexes, the proxy statement, and the other documents referred to or incorporated by reference in this supplement to the proxy statement or the proxy statement.

If you already have voted on the Merger using a properly executed proxy card, you will be considered to have voted on the Merger Agreement, as amended, as well, and you do not need to do anything unless you wish to change your vote.

If you already have voted on the Merger using a properly executed proxy card but wish to change your vote, simply vote by telephone or over the Internet by following the instructions on the revised proxy card included with this supplement to the proxy statement, or fill out the revised proxy card included with this supplement to the proxy statement and return it in the accompanying prepaid envelope.

If you have not delivered a properly executed proxy card already, and if you are a registered holder, please vote by telephone or over the Internet by following the instructions on the revised proxy card included with this supplement to the proxy statement, or complete, sign, date and return the enclosed proxy card. If your shares are held in “street name” by your bank, brokerage firm or other nominee, please refer to your voting card or other information forwarded by your bank, brokerage firm or other nominee to determine whether you may vote by telephone or electronically on the Internet and follow the instructions on the card or other information provided by your nominee. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy card will be counted as a vote for adoption of the Merger Agreement, as amended, and approval of the Merger.

Q:	Who can help answer further questions?

A:	If you would like additional copies, without charge, of this supplement to the proxy statement or of the proxy statement or if you have questions about the Merger, including the procedures for voting your shares, you should contact us or our proxy solicitor, Innisfree, as follows:

Silicon Storage Technology, Inc. Investor Relations 1020 Kifer Road Sunnyvale, California 94086 Telephone: (408) 735-9110	Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, NY 10022 Telephone: (877) 456-3510

If your bank, brokerage firm or other nominee holds your shares in “street name,” you also should call your bank, brokerage firm or other nominee for additional information.

SUMMARY OF AMENDMENT NO. 2 TO THE ORIGINAL MERGER AGREEMENT

The following describes the material provisions of Amendment No. 2 to the Merger Agreement, but is not intended to be an exhaustive discussion of Amendment No. 2. We encourage you to read Amendment No. 2, attached as Annex A to this supplement to the proxy statement, as well as the Merger Agreement and Amendment No. 1, each attached as annexes to the proxy statement, carefully in their entirety. The rights and obligations of the parties are governed by the express terms of the Merger Agreement, as amended, and not by this summary or any other information contained in this supplement to the proxy statement.

The following summary is qualified in its entirety by reference to Amendment No. 2, which is attached to this supplement to the proxy statement as Annex A and incorporated by reference into this supplement to the proxy statement.

Increase in Merger Consideration and Termination Fee

Amendment No. 2 provides for an increase in the consideration payable by Parent to SST’s shareholders in connection with the Merger from $3.00 per share to $3.05 per share, without interest. Amendment No. 2 also increases the termination fee payable by SST if the Merger Agreement is terminated under certain circumstances from $10,120,624 to $10,300,000, but the percentage value of the termination fee remains the same, at approximately 3.5% of total equity consideration.

Issuance of New Shares of SST Common Stock

Pursuant to the terms of Amendment No. 2, on March 8, 2010, SST issued to Parent 19,148,149 newly issued shares of SST common stock, or the Newly Issued Shares, equal in amount to 19.9% of SST’s then outstanding shares prior to such issuance, for a price of $3.05 per share in cash, or $58,401,854.45 in the aggregate. Following the issuance of the Newly Issued Shares to Parent, Parent held 16.6% of SST’s then outstanding shares of common stock.

Rights and Obligations Related to Newly Issued Shares

Voting Agreement. Parent intends to vote all of the Newly Issued Shares in favor of the proposal to approve the principal terms of the Merger and the adoption of the Merger Agreement. If, however, after the date of issuance of the Newly Issued Shares, SST receives a proposal to enter into an alternative acquisition agreement and SST validly terminates the Merger Agreement pursuant to, and in accordance with, Section 6.4(b) and Section 8.1(c)(ii) of the Merger Agreement (including the timely payment of the termination fee), or terminates any future alternative acquisition agreement pursuant to, and in accordance with, the analogous provisions of any such alternative acquisition agreement, because such proposal constitutes a “Superior Proposal” pursuant to the Merger Agreement or any future alternative acquisition agreement, in order to enter into an alternative acquisition agreement implementing any such Superior Proposal, such an event, a Superior Proposal Event, and our board of directors’ (or the Strategic Committee’s) recommendation in favor of the adoption of any such alternative acquisition agreement remains in effect and has not been adversely modified or withdrawn, then if our board of directors or the Strategic Committee requests in writing, at any meeting of the holders of SST common stock for the purpose of voting on the principal terms of the transactions contemplated by, and adoption of, any such alternative acquisition agreement, however called, and at every adjournment or postponement thereof, Parent must submit as promptly as practicable after the record date of any such meeting an effective proxy pursuant to which it votes (i) if Cerberus or any of its affiliates is not a party to such alternative acquisition agreement, all of the Newly Issued Shares in favor of the approval of the principal terms of the transactions contemplated by, and adoption of, such alternative acquisition agreement, including any action required in furtherance thereof, and (ii) if Cerberus or any of its affiliates is a party to such alternative acquisition agreement, a number of Newly Issued Shares in favor of the approval of the principal terms of the transactions contemplated by, and adoption of, such alternative acquisition agreement equal to the product of (A) the Newly Issued Shares and (B) a fraction, (x) the numerator of which is equal to the number of shares of SST common stock entitled to vote at such meeting that have voted in favor of such alternative acquisition agreement (excluding the Newly Issued Shares, any shares of SST common stock beneficially owned by any person that is a party to a voting, support or other similar agreement with Cerberus or any of its affiliates and any shares of SST common stock beneficially owned by Mr. Yeh), and (y) the denominator of which is equal to total number of shares of SST common stock entitled to vote and present, in person or by proxy, at such meeting (excluding the Newly Issued Shares, any shares of SST common stock beneficially owned by any person that is a party to a voting, support or other similar agreement with Cerberus or any of its affiliates and any shares of SST common stock beneficially owned by Mr. Yeh), including any action required in furtherance thereof.

Put Right. Pursuant to the terms of Amendment No. 2, in the event that the Merger Agreement is terminated in accordance with its terms, at any time and from time to time after the date of issuance of the Newly Issued Shares, until the 18th month anniversary of the date of such issuance, Parent has the right (but not the obligation) to require SST to purchase all or any portion of the Newly Issued Shares at a price of $3.05 per share in cash, or the Put Right. However, if a Superior Proposal Event has occurred prior to such termination, Parent may not exercise the Put Right until after the record date for the meeting of our shareholders to consider the approval of the principal terms of the transaction contemplated by such Superior Proposal Event and adoption of the alternate acquisition agreement related thereto has been set and such Newly Issued Shares have been voted as provided for above.

Total Profit Cap. Parent has agreed that in the event a Superior Proposal Event has occurred, then in no event will Parent’s Total Profit on the sale of the Newly Issued Shares plus the termination fee payable exceed 1.286 times the termination fee, or the Profit Cap. In the event a Superior Proposal Event has occurred and Parent’s Total Profit exceeds the Profit Cap, such amount, the Excess Profit, then Parent, at its sole election, must either (i) deliver to SST for cancellation its shares (valued at the highest value per share contemplated by the alternative acquisition agreement implementing the then pending Superior Proposal Event) or (ii) pay cash to SST, or any combination of the foregoing, so long as the sum of the foregoing equals such excess amount, in each case as promptly as practicable following the day on which Parent’s Total Profit exceeds the Profit Cap, but no later than five business days thereafter. The term “Total Profit” means the amount (before taxes) of the following: (A) the termination fee paid to Parent pursuant to the Merger Agreement, plus (B) the amount received (or retained) by Parent with respect to its Newly Issued Shares in connection with any Superior Proposal Event (valuing any publicly traded securities so received (or retained) at the average closing sales price per share thereof (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) as reported by the applicable primary trading market for such securities for the five consecutive trading days preceding the consummation of the applicable transaction in such Superior Proposal Event), plus (C) the amount received by Parent pursuant to the sale of its Newly Issued Shares to any unaffiliated party, less (D) the aggregate amount Parent paid to purchase such Newly Issued Shares. The foregoing does not affect the ability of Parent to receive, nor relieve our obligation to pay, the termination fee in the circumstances so payable. For a discussion of the circumstances under which the termination fee is payable by SST, see the section of the proxy statement titled “The Merger Agreement—Termination Fees.”

Transfer Restrictions. Amendment No. 2 provides that, for a period of 18 months following the date of issuance of the Newly Issued Shares, Parent will not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Newly Issued Shares or otherwise agree to do any of the foregoing, (b) deposit any of the Newly Issued Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with the Merger Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of the Newly Issued Shares. However, Parent is permitted to take any of the actions described in preceding clauses (a) and (c) (A) in one or more transactions with SST or any of its subsidiaries, including in accordance with the provisions related to the Put Right, (B) in one or more transactions with any person or entity, so long as prior to or concurrent with any such transaction such person or entity agrees in writing to be bound by the terms of the provisions governing the voting of the Newly Issued Shares, (C) pursuant to the terms of any tender offer, exchange offer, merger, reclassification, reorganization, recapitalization or other similar transaction in which stockholders of SST are offered, permitted or required to participate as holders of SST common stock, provided that such tender offer, exchange offer, merger, reclassification, reorganization, recapitalization or other transaction has been approved or recommended by our board of directors or the Strategic Committee, and (D) in one or more “brokers’ transactions” (as defined in Rule 144 under the Securities Act of 1933, as amended) effected at any time following the date which is 6 months after the share issuance, not to exceed in any 3 month period more than a number of shares of SST common stock equal to 4% of the number of shares of SST common stock outstanding as of the share issuance after giving effect to the issuance of the Newly Issued Shares.

Registration Rights. Amendment No. 2 provides that if Parent reasonably determines that an effective registration statement is necessary to enable Parent to sell shares of SST common stock at the volume levels contemplated above, then upon the request of Parent, at any time after the termination of the Merger Agreement, SST must file a shelf registration statement with the Securities and Exchange Commission permitting the resale of the Newly Issued Shares as expeditiously as possible, and use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof and to keep such registration statement continuously effective for a period of one year.

No Further Solicitation Regarding Cerberus Proposal

In Amendment No. 2, SST agreed that it will cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with Cerberus, its affiliates and their respective representatives conducted by SST, its subsidiaries or any of their respective representatives with respect to the Cerberus Proposal. In addition, in Amendment No. 2, SST and Parent clarified that in order for our board of directors or the Strategic Committee to determine in good faith that an Acquisition Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal, such Acquisition Proposal must, if consummated, be more favorable to SST shareholders from a financial point of view than the transactions contemplated by the Merger Agreement.

Establishment of New Record Date

Pursuant to Amendment No. 2, SST set March 12, 2010 as the new record date for the Special Meeting.

Recommendation of the Strategic Committee and Our Board

The Strategic Committee, consisting of all three of the independent members of our board of directors, recommended that our board of directors approve Amendment No. 2 and determined that Amendment No. 2 is advisable and both fair to and in the best interest of our shareholders, other than Parent or any of its affiliates that hold SST common stock. Our board of directors approved Amendment No. 2 and determined that Amendment No. 2 is advisable and both fair to and in the best interest of our shareholders, other than Parent or any of its affiliates that hold SST common stock. Dr. Hu abstained from the determinations of our board of directors with respect to Amendment No. 2.

UPDATE TO THE SUMMARY TERM SHEET

Other Important Considerations.

The following replaces the last bullet on p. 6 of the proxy statement:

•

Market Price of SST Common Stock. Our common stock is listed on the Nasdaq Global Market under the ticker symbol “SSTI.” The $3.05 per share Merger consideration represents a premium of approximately (1) 64% to the $1.86 per share closing price of SST common stock on November 12, 2009, the last full trading day prior to the announcement of the Prior Agreement, (2) 45% to the $2.10 per share merger consideration proposed in the Prior Agreement, (3) 13% to the $2.69 per share closing price of SST common stock on February 2, 2010, the last full trading day prior to the public announcement of the Merger, (4) 6% to the $2.89 per share closing price of SST common stock on February 22, 2010, the last full trading day prior to the announcement of the Amendment, and (5) 2% to the $3.00 per share consideration in the Cerberus Proposal.

The following is added as a new bullet point at the bottom of p. 6 of the proxy statement:

•

Voting Agreement. On March 15, 2010, we entered into a voting agreement with Mr. Yeh and his affiliates, or the Yeh Voting Agreement, pursuant to which Mr. Yeh and his affiliates have agreed to vote in favor of the approval of any transaction that is now or in the future recommended by the board of directors or the Strategic Committee for approval by our shareholders. Mr. Yeh and his affiliates granted an irrevocable proxy to Mr. Yang to vote their shares of SST common stock pursuant to the Yeh Voting Agreement. We agreed to indemnify Mr. Yeh and his affiliates against all costs, expenses, judgments, fines, losses, amounts paid in settlement, claims, penalties, damages and liabilities incurred by them in connection with the Yeh Voting Agreement and the transactions contemplated thereby. The Yeh Voting Agreement terminates upon the earlier of: (1) the closing of the transactions contemplated by the Merger Agreement (or any alternate acquisition agreement); (2) May 31, 2010; or (3) any actual or attempted sale, assignment, transfer, pledge, lien, disposition or encumbrance of the Yeh Voting Agreement by SST.

SUPPLEMENT TO THE BACKGROUND OF THE MERGER

The following information supplements the discussion in the section of the proxy statement titled “The Merger—Background of the Merger.”

Background of the Merger

On March 1, 2010, the Strategic Committee met with representatives of Houlihan Lokey and Shearman & Sterling to further discuss the Cerberus Proposal.

On March 2, 2010, the Strategic Committee received revised definitive documentation related to the Cerberus Proposal, in which Cerberus revised certain terms of its proposal to be more favorable to SST, but did not revise the financial terms of its proposal (which remained as disclosed in the February 19, 2010 description of its proposal). Pursuant to the Merger Agreement, also on March 2, 2010, we provided a copy of the revised documentation related to the Cerberus Proposal to Parent.

On March 3, 2010, the Strategic Committee met with representatives of Houlihan Lokey and Shearman & Sterling to further discuss the Cerberus Proposal. The Strategic Committee discussed data provided by Innisfree on the likelihood that the proposal to adopt the Merger Agreement and approve the principal terms of the Merger could be adopted and approved by our shareholders given the Riley Voting Agreement and the term sheet between Cerberus and Mr. Yeh. Representatives of Shearman & Sterling provided an overview of the factors the Strategic Committee should consider in determining whether the Cerberus Proposal constituted a “Superior Proposal” pursuant to the Merger Agreement, and representatives of Houlihan Lokey provided the Strategic Committee with their analysis of the Cerberus Proposal. After discussion, the Strategic Committee determined that the Cerberus Proposal constituted a “Superior Proposal” pursuant to the Merger Agreement.

On March 4, 2010, the Strategic Committee received a proposal from Parent to further amend the Merger Agreement to increase the per share price to $3.05 per share, and to issue to Parent 19.9% of our then outstanding shares in exchange for $58,401,854.45 in cash, or the Parent Proposal C. The Parent Proposal C also contemplated that we agree that the Cerberus Proposal did not constitute a “Superior Proposal” pursuant to the Merger Agreement. Also on March 4, 2010, Wilson Sonsini, counsel to Parent, provided a draft amendment to the Merger Agreement, or Amendment No. 2, to Shearman & Sterling.

On March 5, 2010, the Strategic Committee met with representatives of Houlihan Lokey and Shearman & Sterling to discuss the Parent Proposal C. Representatives of Innisfree joined the meeting and gave a presentation to the Strategic Committee on the likelihood that the proposal to adopt the Merger Agreement and approve the principal terms of the Merger could be adopted and approved by our shareholders if the Parent Proposal C was accepted. After discussion, the Strategic Committee instructed Shearman & Sterling to negotiate certain of the terms and conditions of Amendment No. 2 with Parent.

Between March 5, 2010 and March 7, 2010, representatives of Houlihan Lokey and Shearman & Sterling held several telephonic meetings with representatives of Parent and Wilson Sonsini to negotiate the terms and conditions of Amendment No. 2. On March 6, 2010, in response to proposals made by Houlihan Lokey and Shearman & Sterling, Parent proposed an additional term to Amendment No. 2, namely that SST would have the obligation, in the event that the Merger Agreement was terminated in accordance with its terms, at any time and from time to time thereafter until the 18th month anniversary of the share issuance, to repurchase the Newly Issued Shares at a price of $3.05 per share, or the Put Right.

At 5:00 p.m. on March 7, 2010, the Strategic Committee met with representatives of Houlihan Lokey and Shearman & Sterling to further discuss the Parent Proposal C, and the negotiations and discussions that had taken place since the March 5, 2010 meeting. The Strategic Committee discussed the terms of Amendment No. 2, including the revisions made to it due to the negotiations since March 5, 2010, including (1) Parent’s obligation, following the valid termination of the Merger Agreement in favor of a superior proposal, to vote its newly issued shares of our common stock, or the Newly Issued Shares, in favor of such superior proposal or any subsequent superior proposal, depending on the identity of the party making the proposal to be voted on, if requested to do so by us and so long as our board of directors recommends such proposal, (2) Parent’s agreement that its total profit in any such superior proposal or subsequent superior proposal from both receipt of the Termination Fee and any subsequent disposition of the Newly Issued Shares will not exceed 1.286 times the Termination Fee and (3) Parent’s agreement that it would not exercise the Put Right following a superior proposal or subsequent superior proposal until after the record date for the meeting of our shareholders to consider the approval of the principal terms of such superior proposal or subsequent superior proposal and adoption of a definitive agreement related thereto had been set and the Newly Issued Shares had been voted in favor of such superior proposal or subsequent superior proposal (all as more fully described on page S-5 of this supplement to the proxy statement under the heading “Summary of Amendment No. 2 to the Original Merger Agreement”). After discussion, the Strategic Committee determined that the terms of Amendment No. 2, including the issuance of the Newly Issued Shares, provided improved value for our shareholders while giving the Strategic Committee the ability to assess future proposals primarily based on whether they are more favorable to our shareholders from a financial point of view, and with less emphasis given to whether any particular bidder has the ability to prevent our shareholders’ approval of any proposal based on share ownership, voting agreements or similar arrangements. Houlihan Lokey then rendered an oral opinion as to the fairness, from a financial point of view, of the Merger consideration to be received by holders of SST common stock (other than shares held by Parent or any of its affiliates) to such holders pursuant to Amendment No. 2. The Strategic Committee then unanimously determined to recommend that our board of directors approve the Parent Proposal C, and approve Amendment No. 2, provided that Parent agree to certain transfer restrictions with respect to the Newly Issued Shares.

At 6:30 p.m. on March 7, 2010, our board of directors met with representatives of Houlihan Lokey, Shearman & Sterling and Cooley to discuss the Parent Proposal C and Amendment No. 2. After extensive discussions, our board of directors approved Amendment No. 2, with Dr. Hu abstaining, provided that Parent agree to certain transfer restrictions with respect to the Newly Issued Shares.

Early on March 8, 2010, following the meeting of our board of directors, SST, Parent and Merger Sub entered into Amendment No. 2, which, in addition to the provisions described above, included Parent’s agreement not to dispose of the Newly Issued Shares for 18 months unless it did so pursuant to a transaction (i) with us or our subsidiaries, including the Put Right described above, (ii) in which the acquiring person agrees to be bound to the same voting requirements regarding the Newly Issued Shares as Parent has agreed to, (iii) in which our shareholders are offered, required or permitted to participate and which has been approved by our board of directors or the Strategic Committee, or (iv) subject to certain volume limitations.

On March 8, 2010, Parent and SST each issued press releases announcing the execution of Amendment No. 2 prior to the opening of trading on the Nasdaq Global Market. Also on March 8, 2010, we issued 19,148,149 newly issued shares to Parent in exchange for $58,401,854.45 in cash and on the terms provided for in Amendment No. 2.

SUPPLEMENT TO REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

The following information updates or supplements the discussion in the section of the proxy statement titled “The Merger—Reasons for the Merger of SST and Recommendation of the Board of Directors.”

Reasons for the Recommendation of the Strategic Committee

The following replaces the last two bullets on p. 30 of the proxy statement:

•

the Strategic Committee’s belief that $3.05 per share was advisable, fair to and in the best interests of our shareholders, and resulted from (i) the Strategic Committee’s vigorous negotiations with multiple parties over the course of the several month long go-shop process, in which approximately 140 parties were contacted and (ii) Parent’s response to the Cerberus Proposal after the conclusion of the go-shop process;

•

the current and historical market prices of the SST common stock, including the market price of the SST common stock relative to those of other industry participants and general market indices, and the fact that the cash Merger price of $3.05 per share represented a premium of approximately 13% to the closing share price of the SST common stock on February 2, 2010, the last trading day prior to the announcement of the acquisition of SST by Parent, and a premium of approximately 64% to the closing share price of the SST common stock on November 12, 2009, the last trading day prior to the announcement of the Prior Agreement;

The following replaces the first bullet on p. 31 of the proxy statement:

•

the financial presentation of Houlihan Lokey, including the separate opinion of Houlihan Lokey to the effect that, as of March 8, 2010 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the Merger consideration to be received by the holders of SST common stock (other than shares held by Parent or any of its affiliates), or the Merger consideration, was fair, from a financial point of view, to such holders (see the section of the proxy statement titled “The Merger—Opinion of the Financial Advisor to SST’s Strategic Committee,” as updated by this supplement to the proxy);

The following supplements the supportive factors considered by the Strategic Committee listed on p. 31 of the proxy statement:

•

the Strategic Committee’s belief that the terms of Amendment No. 2, including the issuance of the Newly Issued Shares, which are subject to certain voting obligations, provide improved value for our shareholders while giving the Strategic Committee the ability to assess future proposals primarily based on whether they are more favorable to our shareholders from a financial point of view, and with less emphasis given to whether any particular bidder has the ability to prevent our shareholders’ approval of any proposal based on share ownership, voting agreements or similar arrangements.

The following replaces the next to the last bullet on p. 32 of the proxy statement:

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the requirement that, if the Merger Agreement is terminated under specified circumstances, we must pay a termination fee of $10,300,000, and the expenses of Parent up to $2,000,000 (or a higher amount that may be agreed to by Parent and our board of directors), which amount shall be deducted from any termination fee that may be payable by SST; and

UPDATE TO THE OPINION OF THE FINANCIAL ADVISOR

The following information replaces the discussion in the section of the proxy statement titled “The Merger—Opinion of the Financial Advisor to SST’s Strategic Committee.”

Opinion of the Financial Advisor to SST’s Strategic Committee

On March 7, 2010, Houlihan Lokey rendered an oral opinion to the Strategic Committee (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated March 8, 2010), to the effect that, as of such date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the Merger consideration to be received by the holders of SST common stock (other than shares held by Parent or any of its affiliates) was fair, from a financial point of view, to such holders.

Houlihan Lokey’s opinion was directed to the Strategic Committee and only addressed the fairness from a financial point of view of the Merger consideration to be received by the holders of SST common stock (other than shares held by Parent or any of its affiliates) and does not address any other aspect or implication of the Merger as of March 8, 2010. The full text of Houlihan Lokey’s written opinion is included here as Annex B and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. Houlihan Lokey’s opinion was based on financial, economic, market and other conditions as in effect as of March 8, 2010. We encourage our shareholders to carefully read the full text of Houlihan Lokey’s written opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Strategic Committee or any shareholder as to how to act or vote with respect to the Merger or related matters.

In arriving at its opinion, Houlihan Lokey, among other things:

•	reviewed the Prior Agreement, the Original Merger Agreement as amended pursuant to Amendment No. 1, and the draft dated March 7, 2010 of Amendment No. 2;

•	reviewed certain publicly available business and financial information relating to SST that Houlihan Lokey deemed to be relevant;

•

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of SST made available to Houlihan Lokey by SST, including (a) regularly prepared financial projections relating to SST through the end of 2010 prepared by management of SST, and financial projections extrapolated therefrom through the end of 2014 based on discussions with management of SST (such financial projections being collectively referred to herein as the Financial Projections), and (b) a liquidation analysis prepared by management of SST;

•	spoke with certain members of the management of SST regarding the business, operations, financial condition and prospects of SST, the Merger and related matters;

•	compared the financial and operating performance of SST with that of other public companies that Houlihan Lokey deemed to be relevant;

•	considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

•

reviewed the current and historical market prices and trading volume for SST common stock, and the historical market prices and certain financial data of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of SST advised Houlihan Lokey, and Houlihan Lokey assumed, that the Financial Projections and liquidation analysis reviewed by Houlihan Lokey were reasonably prepared on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of SST, and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of SST since the date of the most recent financial statements provided to Houlihan Lokey and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading, in each case that would have been material to its analyses or the opinion.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in the first bullet point above and all other related documents and instruments that are referred to therein were true and correct, (b) each party to all such agreements and other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger would be satisfied without waiver thereof, and (d) the Merger would be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to Houlihan Lokey, without any amendments or modifications thereto, in each case other than as would not be material to Houlihan Lokey’s analyses or the opinion. Houlihan Lokey also relied upon and assumed, without independent verification, that (1) the Merger would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (2) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger would be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of SST or have an effect on SST that would be material to Houlihan Lokey’s analyses or the opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of Amendment No. 2 would not differ in any respect from the draft of Amendment No. 2 identified above.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of SST or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey was, however, provided a copy of the liquidation analysis identified in the third bullet point above. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or asset. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which SST is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which SST is or may be a party or is or may be subject. In reaching its conclusion set forth in the last sentence of its opinion, Houlihan Lokey considered the terms and conditions of other indications of interest received by SST to enter into a change of control transaction with SST, including indications of interest received during the “go-shop” period contemplated by the Prior Agreement. The opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of March 8, 2010. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after March 8, 2010.

Houlihan Lokey’s opinion was furnished for the use and benefit of the Strategic Committee in connection with its consideration of the Merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. The opinion was not intended to be, and does not constitute, a recommendation to the

Strategic Committee, our board of directors, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger.

Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address as of March 8, 2010 or any subsequent date, among other things: (1) the underlying business decision of the Strategic Committee, SST, its security holders or any other party to proceed with or effect the Merger, (2) the issuance of 19,148,149 newly issued shares of SST common stock or the amount, terms, conditions, price or any other aspect of such issuance, (3) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Merger or otherwise (other than the consideration in the Merger to the extent expressly specified therein), (4) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of SST or to any other party, except as expressly set forth in the last sentence of the opinion, (5) the relative merits of the Merger as compared to any alternative business strategies that might exist for SST or any other party or the effect of any other transaction in which SST or any other party might engage, (6) the fairness of any portion or aspect of the Merger to any one class or group of SST’s or any other party’s security holders vis-à-vis any other class or group of SST’s or such other party’s security holders (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders), (7) whether or not SST, our respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (8) the solvency, creditworthiness or fair value of SST or any other participant in the Merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (9) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the consideration in the Merger or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It was assumed that such opinions, counsel or interpretations were or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Strategic Committee, on the assessments by the Strategic Committee, SST and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to SST and the Merger.

In preparing its opinion to the Strategic Committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the opinion. Houlihan Lokey’s analyses involved judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of SST, such as the impact of competition on the business of SST and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of SST or the industry or in the markets generally. No company, transaction or business used in

Houlihan Lokey’s analyses for comparative purposes is identical to SST or the Merger and an evaluation of the results of those analyses is not entirely mathematical. Houlihan Lokey believes that mathematical derivations (such as determining average and median) of financial data are not by themselves meaningful and should be considered together with qualities, judgments and informed assumptions. The estimates contained in SST’s analyses and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of SST. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was provided to the Strategic Committee in connection with its consideration of the Merger as contemplated by the Merger Agreement and was only one of many factors considered by the Strategic Committee in evaluating the Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Merger consideration or of the views of the Strategic Committee or management with respect to the Merger or the Merger consideration. The type and amount of consideration payable in the Merger were determined through negotiation between the Strategic Committee and Parent, and the decision to enter into the Merger was solely that of the Strategic Committee.

The following is a summary of the material analyses reviewed by Houlihan Lokey with the Strategic Committee on March 8, 2010 in connection with Houlihan Lokey’s opinion. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:

•

Enterprise Value calculated as the value of the relevant company’s outstanding equity securities (taking into account its outstanding warrants and other convertible securities) based on the relevant company’s closing stock price, or equity value, plus net debt (calculated as outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet), as of a specified date.

•	Earnings before interest, taxes, depreciation, and amortization, adjusted for certain non-recurring items, or EBITDA.

•

Net income divided by the number of the company’s outstanding equity securities (taking into account its outstanding warrants and other convertible securities), adjusted for certain non-recurring items, or EPS.

Unless the context indicates otherwise, enterprise values and equity values derived from the selected companies analysis described below were calculated using the closing price of SST common stock and the common stock of the selected computer memory companies listed below as of March 5, 2010, and transaction values for the target companies derived from the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the estimated purchase prices paid in the selected transactions. Accordingly, this information may not reflect current or future market conditions. Unless the context indicates otherwise, per share reference range amounts for SST were based on assumptions of (1) 98.7 million shares outstanding, as provided by SST management and (2) net debt of $(191.1) million, as per our earnings release for the period ending December 31, 2009. The net debt amount reflects SST’s estimated value of certain debt and equity securities and other investments.

Selected Companies Analysis. Houlihan Lokey calculated multiples of enterprise value and price per share based on certain financial data for SST and certain selected computer memory companies. Houlihan Lokey selected companies with similar business strategies in the computer memory space. Two companies meeting the criteria, Qimonda AG and Spansion Inc., were excluded from the summary statistics set forth below due to their respective filings for bankruptcy. Unless the context indicates otherwise, estimates of each of revenue for calendar year 2010, or CY10 Revenue, EBITDA for calendar year 2010, or CY10 EBITDA, and earnings per share for calendar year 2010, or CY10 EPS, were based on (i) for the selected computer memory companies, certain Wall Street consensus estimates and (ii) for SST, estimates provided by the management of SST. The calculated multiples included: (1) enterprise value to revenue for the calendar year 2009, or CY09 Revenue, (2) enterprise value to estimated CY10 Revenue, (3) enterprise value to EBITDA for the calendar year 2009, or CY09 EBITDA, (4) enterprise value to estimated CY10 EBITDA, (5) price per share to earnings per share for the calendar year 2009, or CY09 EPS, and (6) price per share to estimated CY10 EPS. The list of selected companies and the related financial data for such selected companies and for SST are set forth below:

	Enterprise Value / Revenue (3)		Enterprise Value / EBITDA(1),(3)		Price / EPS(1),(2),(3)
	CY 09	CY 10	CY 09	CY 10	CY 09	CY 10
Computer Memory Companies
Infineon Technologies AG	1.2x	1.0x	10.2x	5.0x	NEG	NM
SanDisk Corp.	1.2x	0.9x	5.8x	3.3x	18.6x	13.4x
Integrated Silicon Solution Inc.	0.8x	0.6x	12.1x	NA	NM	13.9x
Toshiba Corp.	0.4x	0.3x	5.9x	5.0x	NEG	NM
Imation Corp.	0.1x	0.1x	3.5x	2.8x	NM	16.5x
Entorian Technologies, Inc.	0.5x	NA	NEG	NA	NEG	NA
Netlist Inc.(4)	3.7x	NA	NEG	NA	NEG	NA
Samsung Electronics Co. Ltd.	0.8x	0.7x	5.2x	3.9x	16.6x	11.4x
Macronix International Co. Ltd.	1.3x	1.1x	3.6x	3.2x	10.2x	8.3x
SMART Modular Technologies (WWH) Inc.	0.8x	0.5x	8.5x	4.3x	NEG	11.9x
Elpida Memory Inc.(5)	2.1x	1.4x	17.0x	3.7x	NEG	12.3x

(1)	NEG—Denotes Negative
(2)	NM—Denotes Not Meaningful
(3)	NA—Denotes Not Available
(4)	Excluded from ranges and averages data; dramatic change in business model and ongoing patent infringement lawsuits.
(5)	Excluded from ranges and averages data; recently received rescue financing.

The calculated ranges and averages for the multiples of the selected companies were as follows:

	Enterprise Value / Revenue		Enterprise Value / EBITDA		Price / EPS
	CY 09	CY 10	CY 09	CY 10	CY 09	CY 10
High	1.3x	1.1x	12.1x	5.0x	18.6x	16.5x
Low	0.1x	0.1x	3.5x	2.8x	10.2x	8.3x
Mean	0.8x	0.8x	6.9x	3.9x	15.1x	12.6x
Median	0.8x	0.7x	5.9x	3.9x	16.6x	12.7x

Houlihan Lokey compared the following selected multiple ranges derived from the selected companies analysis referred to above to corresponding financial data for SST, provided that the financial data for SST was adjusted to exclude non-recurring items.

The selected range of multiples from the selected companies analysis indicated the following ranges and averages:

	Enterprise Value / Revenue		Enterprise Value / EBITDA		Price / EPS
	CY 09	CY 10	CY 09	CY 10	CY 09	CY 10
High	1.0x	1.0x	12.1x	5.0x	18.6x	16.5x
Low	0.1x	0.1x	3.5x	2.8x	10.2x	8.3x
Mean	0.8x	0.7x	6.9x	3.9x	15.1x	12.6x
Median	0.8x	0.7x	5.9x	3.9x	16.6x	12.7x

The selected companies analysis indicated the following implied per share reference ranges for SST, as compared to the proposed per share consideration:

	Enterprise Value / Revenue		Enterprise Value / EBITDA		Price / EPS
	CY 09	CY 10	CY 09	CY 10	CY 09	CY 10
Implied Reference Range	$4.37 – $2.30	$4.74 – $2.36	NEG	$2.95 – $2.50	NEG	$2.01 – $1.01
Consideration	$3.05		$3.05		$3.05

Selected Transactions Analysis. Houlihan Lokey calculated multiples of enterprise value and per share equity value based on the estimated purchase prices paid in certain selected publicly-announced computer memory transactions. The selected transactions were selected because the target companies were deemed to be similar to us in one or more respects including the nature of their business and size in the computer component business. The calculated multiples included: (1) enterprise value as a multiple of revenue for the last twelve month period prior to the announcement of the transaction, or LTM Revenue; (2) enterprise value as a multiple of estimated revenue for the twelve month period immediately following the LTM period, or NTM Revenue; (3) enterprise value as a multiple of LTM EBITDA; and (4) enterprise value as a multiple of estimated NTM EBITDA. The estimates for NTM Revenue and NTM EBITDA were based on (i) for the selected transactions, certain Wall Street consensus estimates and (ii) for SST, estimates provided by the management of SST. The list of selected transactions and the related financial data for such selected transactions and for SST are set forth below:

Transaction Value /
			Revenue		EBITDA
Announced	Acquiror	Target	LTM	NTM	LTM	NTM
2/9/2010	Micron	Numonyx	0.6x	NA	NA	NA
7/9/2008	Transwitch	Centillium Communications Inc.	0.1x	0.1x	NEG	NEG
2/4/2008	Freescale	SigmaTel	0.3x	0.4x	NM	NM
11/7/2007	Hong Jeng Investment	Accton Technology Corp.	0.2x	0.1x	9.2x	7.2x
5/22/2007	Intel & ST Micro	Numonyx	0.3x	NA	NA	NA
5/14/2007	Emerson Electric Co.	Stratos International Inc.	0.3x	0.3x	4.2X	3.7X
3/17/2006	Deutsche Bank Investments	CCT Tech International Ltd.	0.2x	0.2x	NM	NM
3/8/2006	Micron	Lexar	0.8x	NM	0.7x	NM
9/23/2005	Quadnetics Group	Protec plc	0.1x	0.1x	NM	NA
8/16/2004	Bytes Technology	CS Computer	0.1x	0.1x	NM	NA
2/12/2004	TPG; Francisco Partners; Shah Capital	SMART Modular	0.1x	0.1x	2.0x	2.1x
6/9/2003	Vitesse Semiconductor	Multilink Technology	NM	NM	NM	NM
4/22/2003	Nikko Investments Japan	Genesis Technology Inc.	0.2x	NA	NM	NA
5/7/2002	Daisytek International	ISA International	0.0x	NA	NM	NA

The calculated multiple ranges and averages for the selected transactions were as follows:

Transaction Value /
	Revenue		EBITDA
	LTM	NTM	LTM	NTM
High	0.8x	0.4x	9.2x	7.2x
Mean	0.3x	0.2x	4.0x	4.3x
Median	0.2x	0.1x	3.1x	3.7x
Low	0.0x	0.1x	0.7x	2.1x

The selected transactions analysis indicated the following implied per share reference ranges for SST, as compared to the proposed per share consideration;

Transaction Value /
	Revenue		EBITDA
	LTM	NTM	LTM	NTM
Implied Reference Range	$2.51 – $1.94	$3.12 – $2.08	NEG	$3.39 – $2.36
Consideration	$3.05		$3.05

Discounted Cash Flow Analysis. Houlihan Lokey also calculated the net present value of SST’s unlevered, after-tax cash flows based on the Financial Projections. In performing this analysis, Houlihan Lokey used discount rates ranging from 16.0% to 20.0% taking into account SST’s estimated weighted average cost of capital. Houlihan Lokey selected discount rates based on SST’s historical weighted average costs of capital, or WACC, and the WACCs for the companies used in the Selected Companies Analysis. For cash flows after calendar year 2014, Houlihan Lokey applied a range of implied perpetual growth rates of 0.5% to 1.5%. Houlihan Lokey selected the implied perpetual growth rates based on third-party research for the long term growth rate of the NOR Flash industry. The discounted cash flow analysis indicated the following implied per share reference range for SST, as compared to the proposed per share consideration:

Implied Per Share Equity Reference Range for the SST	Per Share Consideration
$2.51 – $2.36	$3.05

Other Matters

Houlihan Lokey was engaged by the Strategic Committee to act as its financial advisor in connection with the Merger and provide financial advisory services, including rendering an opinion to the Strategic Committee regarding the fairness from a financial point of view of the Merger consideration to be received by the holders of SST common stock. Houlihan Lokey has participated in certain of the negotiations leading to the Merger, including such negotiations occurring during the “go-shop” period contemplated by the Prior Agreement. After holding meetings with numerous investment banks to discuss SST’s strategic alternatives, the Strategic Committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to the engagement letter, as amended on January 19, 2010, we have agreed to pay Houlihan Lokey the following fees for its services: (1) a $75,000 initial retainer fee, which was paid upon the execution of the engagement letter; (2) a $25,000 monthly retainer fee, which was paid on the first day of each month commencing July 1, 2008 until April 30, 2009; and (3) a $350,000 fee, which was paid upon the delivery of Houlihan Lokey’s initial opinion relating to the Prior Agreement. Pursuant to the engagement letter, as amended on January 19, 2010, we have agreed to pay Houlihan Lokey the following additional fees: (1) a $25,000 monthly retainer fee commencing January 1, 2010 and thereafter until the engagement letter expires or is terminated; (2) a $200,000 fee for the delivery of Houlihan Lokey’s opinion relating to the Original Merger Agreement; (3) a $200,000 fee for the delivery of Houlihan Lokey’s opinion relating to Amendment No. 2; (4) a

$200,000 fee for each subsequent opinion, regardless of the conclusion reached therein or whether the Merger is consummated; and (5) a $3,500,000 fee (against which the initial retainer fee of $75,000, the retainer fees of $325,000 paid from July 1, 2008 to July 1, 2009 and the initial opinion fee of $350,0000 will be credited), which will become payable upon consummation of the Merger. Houlihan Lokey waived its monthly retainer fee commencing May 1, 2009 until December 31, 2010. We have also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws arising out of or relating to Houlihan Lokey’s engagement.

In the ordinary course of business, certain affiliates of Houlihan Lokey, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, SST or any other party that may be involved in the Merger and their respective affiliates or any currency or commodity that may be involved in the Merger.

UPDATE TO THE MERGER

The following replaces the corresponding paragraphs of the section of the proxy statement titled “The Merger—Interests of Our directors and Executive Officers in the Merger.”

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of SST’s Strategic Committee and board of directors with respect to the Merger, you should be aware that some of SST’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. SST’s Strategic Committee and board of directors were aware of these interests and considered them, among other matters, in approving Amendment No. 2, Amendment No. 1, the Original Merger Agreement and the Merger.

Treatment of Stock Options

As of the record date, there were 2,625,123 shares of our common stock subject to stock options granted under our equity incentive plans to our current executive officers and directors. Upon the consummation of the Merger, all outstanding options to acquire SST common stock held by our executive officers and directors, like all other stock options held by our other employees, will accelerate and vest in full and will then be cancelled. In consideration for the cancellation of the options, the holder of any such option outstanding immediately prior to the effective time of the Merger will receive an amount equal to the number of shares of SST common stock underlying the option multiplied by the amount (if any) by which $3.05 exceeds the exercise price for each share of SST common stock underlying the options, without interest and less any applicable withholding taxes. If the exercise price of the option is equal to or exceeds $3.05, the holder of such option will not be entitled to any Merger consideration. For discussion of tax-related implications, see the section of the proxy statement titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Our executive officers will receive $1,005,836 pursuant to the Merger Agreement in connection with the cancellation of their options upon the consummation of the Merger, of which Bertrand F. Cambou, our President, will receive $854,000.

SST Director Compensation Arrangements and Other Interests

As of March 12, 2010, our directors, other than Mr. Yeh and Dr. Hu, held options to purchase an aggregate of 68,416 shares of SST common stock with exercise prices below $3.05 per share at a weighted average exercise price of $2.29 per share. As with our other employees generally, these awards will be cancelled and converted into the right to receive the Merger consideration. The aggregate cash payment that will be made to these directors in connection with the cancellation of their options upon the consummation of the Merger is anticipated to be $51,736, based on a cash Merger consideration of $3.05 per share. Each member of the Strategic Committee receives remuneration in the amount of $1,000 per in-person meeting or $800 per telephonic meeting, plus expenses, in consideration of his service as a member of the Strategic Committee. As of March 12, 2010, Dr. Chwang has received aggregate remuneration in the amount of $35,400, plus expenses, in consideration of his acting as Chairman of the Strategic Committee. As of March 12, 2010, Mr. Nickerson has received aggregate remuneration in the amount of $32,000, plus expenses, in consideration of his serving as a member of the Strategic Committee. As of March 12, 2010, Mr. Yang has received aggregate remuneration in the amount of $36,200, plus expenses, in consideration of his serving as a member of the Strategic Committee. As of March 12, 2010, Mr. Riley has received aggregate remuneration in the amount of $8,800, plus expenses, in consideration of his serving as a member of the Strategic Committee. On November 12, 2009, Mr. Riley resigned from our board of directors and all its committees. The members of our board of directors are independent of and have no economic interest or expectancy of an economic interest in Parent or its affiliates, and will not retain an economic interest in the surviving corporation or Parent following the Merger.

The following is added as a new section of the proxy statement titled “The Merger—Voting Agreement.”

Voting Agreement

On March 15, 2010, we entered into a voting agreement with Mr. Yeh and his affiliates, or the Yeh Voting Agreement, pursuant to which Mr. Yeh and his affiliates have agreed to vote in favor of the approval of any transaction that is now or in the future recommended by the board of directors or the Strategic Committee for approval by our shareholders. Mr. Yeh and his affiliates granted an irrevocable proxy to Mr. Yang to vote their shares of SST common stock pursuant to the Yeh Voting Agreement. We agreed to indemnify Mr. Yeh and his affiliates against all costs, expenses, judgments, fines, losses, amounts paid in settlement, claims, penalties, damages and liabilities incurred by them in connection with the Yeh Voting Agreement and the transactions contemplated thereby. The Yeh Voting Agreement terminates upon the earlier of: (1) the closing of the transactions contemplated by the Merger Agreement (or any alternate acquisition agreement); (2) May 31, 2010; or (3) any actual or attempted sale, assignment, transfer, pledge, lien, disposition or encumbrance of the Yeh Voting Agreement by SST.

UPDATE TO THE SPECIAL MEETING

The following replaces the corresponding paragraphs of the section of the proxy statement titled “The Special Meeting.”

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of SST common stock at the close of business on March 12, 2010, or the record date, are entitled to notice of and to vote at the Special Meeting. On the record date, 115,399,109 shares of SST common stock were issued and outstanding and held by 415 holders of record. A quorum will be present at the Special Meeting if a majority of the outstanding shares of SST common stock entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the Special Meeting, or there are not sufficient votes at the time of the Special Meeting to approve the principal terms of the Merger and adopt the Merger Agreement, it is expected that the meeting will be adjourned or postponed to solicit additional proxies if the holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at the Special Meeting approve an adjournment. Holders of record of SST common stock on the record date are entitled to one vote per share at the Special Meeting on each proposal presented.

UPDATE TO THE MERGER AGREEMENT

The following replaces the corresponding paragraph of the section of the proxy statement titled “The Merger Agreement.”

Treatment of Options

Upon the consummation of the Merger, all outstanding options to acquire SST common stock will accelerate and vest in full and will then be cancelled. In consideration for the cancellation of the options, the holder of any such option will receive an amount equal to the number of shares of SST common stock underlying the option multiplied by the amount (if any) by which $3.05 exceeds the exercise price for each share of SST common stock underlying the options, without interest and less any applicable withholding taxes. If the exercise price of the option is equal to or exceeds $3.05, the holder of such option will not be entitled to any Merger consideration.

The following replaces the first paragraph of the section of the proxy statement titled “The Merger Agreement—Termination Fees—Payable by SST.”

If we terminate the Merger Agreement, or the Merger Agreement is terminated by Parent or Merger Sub under the conditions described in further detail below, we must pay a termination fee of $10,300,000.

UPDATE TO MARKET PRICE AND DIVIDEND DATA

The following replaces the section of the proxy statement titled “Market Price And Dividend Data.”

Our common stock is listed on the Nasdaq Global Market under the ticker symbol “SSTI.” This table shows, for the periods indicated, the high and low sales price per share for SST common stock as reported by the Nasdaq Global Market (or its predecessor, the Nasdaq National Market).

	SST Common Stock
	High	Low
Year ending December 31, 2010
First Quarter (through March 15, 2010)	$3.38	$2.46

Year ending December 31, 2009
Fourth Quarter	$2.58	$1.79
Third Quarter	$2.75	$1.65
Second Quarter	$2.13	$1.58
First Quarter	$2.54	$1.30

Year ended December 31, 2008
Fourth Quarter	$3.28	$1.83
Third Quarter	$3.54	$2.72
Second Quarter	$3.30	$2.61
First Quarter	$3.06	$2.51

The high and low sales prices per share for SST common stock as reported by the Nasdaq Global Market on March 15, 2010, the latest practicable trading day before the filing of this proxy statement were $3.09 and $3.04, respectively.

As of March 12, 2010, our common stock was held of record by 415 shareholders.

We have not declared or paid any cash dividends on our capital stock previously. Historically, we have retained earnings, if any, to support the development of our business.

Following the Merger, our common stock will not be traded on any public market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following replaces the section of the proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.”

The following table presents certain information regarding the ownership of our common stock as of March 12, 2010, by:

•	each director;

•	our executive officers;

•	all of our executive officers and directors as a group; and

•	all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of our common stock subject to options currently exercisable within 60 days of March 12, 2010. These shares are not deemed outstanding for purposes of computing the percentage ownership of each other person. Percentage of beneficial ownership is based on 115,399,109 shares of our common stock outstanding as of March 12, 2010. Unless otherwise indicated, the business address for each listed shareholder is 1020 Kifer Road, Sunnyvale, California 94086.

	Shares Issuable Pursuant to Options Exercisable Within 60 Days of March 12, 2010	Shares Beneficially Owned (Including the Number of Shares Shown in the First Column)
Name and Address of Beneficial Owner		Number	Percent
Directors and Executive Officers
Bing Yeh(1)	178,125	10,886,125	9.4%
Bertrand F. Cambou	—	—	—
James B. Boyd	144,271	144,271	*
Yaw Wen Hu(2)	328,540	1,224,718	1.1%
Derek J. Best	211,833	212,189	*
Paul S. Lui(3)	155,983	422,656	*
Chen Tsai	204,293	306,998	*
Ronald Chwang	114,000	275,613	*
Terry M. Nickerson	94,512	94,512	*
Edward Yao-Wu Yang	42,916	42,916	*
All officers and directors as a group (10 persons)	1,474,473	13,609,998	11.6%
5% Shareholders
The SST Full Value Committee(4)	—	24,406,847	21.2%
Cerberus Capital Management, L.P.(5)	—	24,406,847	21.2%
Microchip Technology Incorporated(6)	—	19,148,149	16.6%
Dimensional Fund Advisors LP(7)	—	8,576,954	7.4%
Lloyd I. Miller, III(8)	—	6,657,093	5.8%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Includes (1) 3,038,163 shares held by the Yeh Family Trust U/D/T dated August 14, 1995, of which Mr. Yeh and his wife are trustees, (2) 7,579,837 shares held by Golden Eagle Capital L.P. of which Mr. Yeh and his wife are general partners and (3) 90,000 shares held in an IRA account in the name of Bing Yeh. Mr. Yeh disclaims beneficial ownership of the shares held by Golden Eagle Capital L.P. except to the extent of his pecuniary interest therein.
(2)	Includes 30,000 shares held by Dr. Hu’s children.

(3)	Includes 50,808 shares held by the Lui Family Trust dated February 10, 1995, of which Mr. Lui and his wife are trustees.
(4)	This information is based solely on a report on Schedule 13D/A, dated February 19, 2010, and filed with the SEC on February 23, 2010. The SST Full Value Committee is comprised of Riley Investment Management, LLC (“RIM”), Bryant R. Riley, Dialectic Capital Partners LP, Dialectic Offshore, Ltd., Dialectic Antithesis Partners, LP, Dialectic Antithesis Offshore, Ltd., Dialectic Capital Management, LLC, John Fichthorn, Luke Fichthorn and Lloyd I. Miller, III (collectively, the “Riley Group”). Mr. Riley manages and owns all of the outstanding membership interests of RIM. RIM is the investment advisor to clients pursuant to investment advisory agreements. The Riley Group beneficially owns 13,644,264 shares. On February 19, 2010, the Riley Group and Sun Acquisition Holdings LLC, which is owned by one or more funds and accounts affiliated with Cerberus (“Sun Acquisition”), entered into the Riley Voting Agreement. Stephen Feinberg has the sole power to vote and the sole power to direct the disposition of all securities beneficially owned by Cerberus. Therefore, the Riley Group may be deemed to also beneficially own the 10,762,583 shares that Mr. Feinberg may be deemed to beneficially own by virtue of the binding term sheet entered into between Cerberus and Bing Yeh described in footnote 5 below. The Riley Group disclaims beneficial ownership of such shares. The address for the Riley Group is c/o RIM, 11100 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025. Please see “The Merger—Background of the Merger” for further information regarding the Riley Voting Agreement.
(5)	This information is based solely on a report on Schedule 13D/A, dated February 19, 2010, and filed with the SEC on February 24, 2010. On December 28, 2009, Cerberus entered into a binding term sheet with Bing Yeh. Pursuant to the binding term sheet, Cerberus may be deemed to have certain shared power to vote and shared power to direct the disposition of the 10,762,583 shares that are held of record and beneficially by Mr. Yeh and subject to the binding term sheet. On February 19, 2010, Sun Acquisition entered into the Riley Voting Agreement. Pursuant to the terms of the Riley Voting Agreement, Sun Acquisition may be deemed to have certain shared power to vote and shared power to direct the disposition of the 13,644,264 shares that are the subject of the Riley Voting Agreement. Mr. Feinberg, through one or more entities, possesses the sole power to vote and the sole power to direct the disposition of all securities beneficially owned by Cerberus and Sun Acquisition. As a result, Mr. Feinberg may be deemed to beneficially own an aggregate of 24,406,847 shares and such beneficial ownership is expressly disclaimed. The address for Cerberus is 299 Park Avenue, 22nd Floor, New York, NY 10171. Please also see “The Merger—Term Sheet With Cerberus” for further information regarding the binding term sheet.
(6)	This information is based solely on a report on Schedule 13D, dated March 8, 2010, and filed with the SEC on March 9, 2010. The address for Microchip Technology Incorporated is 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199.
(7)	This information is based solely on a report on Schedule 13G/A, dated December 31, 2009, and filed with the SEC on February 8, 2010. Dimensional Fund Advisors LP is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts, or the Funds. In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP nor its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. Dimensional disclaims beneficial ownership of such securities. The address of Dimensional Fund Advisors is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(8)	This information is based solely on a report on Schedule 13D/A, dated November 12, 2009, and filed with the SEC on November 13, 2009. The address for Mr. Miller is 4550 Gordon Drive, Naples, Florida 34102.

In addition, as described above under “Update To The Merger—Interests of Our Directors and Executive Officers in the Merger,” upon the consummation of the Merger, all outstanding options to acquire SST common stock held by our executive officers and directors, like all other stock options held by our other employees, will accelerate and vest in full and will then be cancelled. In consideration for the cancellation of the options, the holder of any such option outstanding immediately prior to the effective time of the Merger will receive an amount equal to the number of shares of SST common stock underlying the option multiplied by the amount (if any) by which $3.05 exceeds the exercise price for each share of SST common stock underlying the options, without interest and less any applicable withholding taxes. If the exercise price of the option is equal to or exceeds $3.05, the holder of such option will not be entitled to any Merger consideration.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This supplement to the proxy statement, and the documents to which we refer you in this supplement to the proxy statement, include “forward-looking statements” that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the Merger and other information relating to the Merger. These statements can be identified by the fact that they do not relate strictly to historical or current facts. There are forward-looking statements throughout this supplement to the proxy statement, located, among other locations, under the headings “Summary of Amendment No. 2 to the Original Merger Agreement,” “Questions and Answers About Amendment No. 2 to the Original Merger Agreement,” “Update to the Background of the Merger,” “Updated Reasons for the Merger; Recommendation of the Board of Directors,” “Opinion of Houlihan Lokey Howard & Zukin Capital, Inc.,” “Update to the Merger,” “Update to the Special Meeting,” “Update to the Merger Agreement” and in statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “hope,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance, the expected completion and timing of the merger or other information relating to the merger. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of SST or on the Merger and related transactions. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this supplement to the proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in this document and the proxy statement dated March 1, 2010, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that have been or may be instituted against SST and others relating to the Merger Agreement;

•	the inability to complete the merger due to the failure to obtain shareholder approval or regulatory approvals or the failure to satisfy other conditions to consummation of the Merger;

•	the failure of the Merger to be completed for any other reason;

•	the risk that the proposed transaction disrupts current plans and operations and/or results in difficulties in employee retention;

•	the effect of the announcement of the Merger on our client and customer relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•	the timing of the completion of the Merger or the impact of the Merger on our capital resources, profitability, cash requirements, management resources and liquidity; and

•

other risks detailed in our current filings with the Securities and Exchange Commission, or the SEC, including our most recent filings on Forms 10-Q and 10-K. See “Where You Can Find Additional Information” beginning on page S-30 of this supplement to the proxy statement.

The foregoing list should not be construed to be exhaustive. We believe the forward-looking statements in this supplement to the proxy statement are reasonable; however, there is no assurance that the actions, events or results of the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations or financial condition or on the Merger. Many of the factors that will determine our future results or the consummation of the merger are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect our views only as of the date of this supplement to the proxy statement. We cannot guarantee any future results, levels of activity, performance or achievements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC public reference room at the following location: Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

* * *

You should rely only on the information contained in this supplement to the proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this supplement to the proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This supplement to the proxy statement is dated March 16, 2010. You should not assume that the information contained in this supplement to the proxy statement is accurate as of any date other than that date. Neither the mailing of this supplement to the proxy statement to shareholders nor the issuance of cash in the Merger creates any implication to the contrary.

By Order of the Board of Directors

JAMES B. BOYD Secretary, Chief Financial Officer and Senior Vice President of Finance March 16, 2010

ANNEX A

EXECUTION COPY

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 2 (this “Amendment No. 2”) to that certain Agreement and Plan of Merger, dated as of February 2, 2010 (the “Original Merger Agreement”), by and among Silicon Storage Technology, Inc., a California corporation (the “Company”), Microchip Technology Incorporated, a Delaware corporation (“Parent”), and Sun Acquisition Corporation, a California corporation and wholly-owned subsidiary of Parent (“Merger Sub”), as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger, dated as of February 22, 2010 (“Amendment No. 1” and, together with the Original Merger Agreement, the “Merger Agreement”), is made and entered into as of March 8, 2010 by and among the Company, Parent and Merger Sub. All capitalized terms that are used in this Amendment No. 2 but not defined in this Amendment No. 2 shall have the respective meanings ascribed thereto in the Merger Agreement.

WHEREAS, on March 2, 2010, the Strategic Committee received an Acquisition Proposal (the “Cerberus Proposal”) from Cerberus California, LLC (“Cerberus”); for the avoidance of doubt, no Acquisition Proposal submitted after the date hereof shall constitute a “Cerberus Proposal” hereunder;

WHEREAS, on March 3, 2010, the Strategic Committee notified Parent that the Strategic Committee had determined in good faith, after consultation with its outside counsel and financial advisor, that the Cerberus Proposal constitutes a Superior Proposal, and that the Strategic Committee is prepared to terminate the Merger Agreement and enter into a binding written definitive agreement concerning the Superior Proposal no less than three Business Days after the date of notice thereof in accordance with Section 8.1(c)(ii) of the Merger Agreement;

WHEREAS, on March 7, 2010, Parent offered to amend the Merger Agreement on the terms set forth herein;

WHEREAS, the boards of directors of Merger Sub and Parent have approved this Amendment No. 2, and have determined that it is advisable and in the best interests of their respective shareholders to consummate, the acquisition of the Company by Parent and Merger Sub upon the terms and subject to the conditions set forth in the Merger Agreement (as amended by this Amendment No. 2);

WHEREAS, the Company Board, acting upon the recommendation of the Strategic Committee, has approved this Amendment No. 2 and recommended approval and adoption of the Merger Agreement (as amended by this Amendment No. 2) by the shareholders of the Company;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

1. Amendment to Section 2.6(a). Section 2.6(a) of the Merger Agreement is hereby amended by replacing, in the definition of Merger Consideration set forth therein, the reference to “$3.00” with “$3.05”.

2. Amendment to Article II. Article II of the Merger Agreement is hereby amended by adding at the end thereof the following new Section:

Section 2.8 Issuance and Purchase of Issued Shares.

(a) On March 8, 2010 (the “Share Issuance Date”), the Company shall issue and sell to Parent and Parent shall purchase from the Company 19,148,149 shares of Common Stock (the “Issued Shares”) in exchange for $58,401,854.45 (the “Share Consideration”), free and clear of all Liens.

(b) On the Share Issuance Date, (i) Parent shall pay to the Company cash in an amount equal to the Share Consideration by wire transfer of immediately available funds to an account designated by the Company pursuant to wire instructions provided by the Company prior to the Share Issuance Date and (ii) the Company shall deliver to Parent a certificate (in definitive form) duly executed on behalf of the Company registered in the name of Parent representing the number of Issued Shares purchased by Parent from the Company pursuant hereto.

(c) Each certificate representing (a) the Issued Shares, or (b) any other securities issued in respect of the Issued Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (collectively, the “Restricted Securities”), shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act or sold pursuant to Rule 144 or Regulation A thereunder) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM SUCH REGISTRATION UNDER SAID ACT.

Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received the opinion to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities Laws. If Parent reasonably determines that an effective registration statement is necessary to enable Parent to sell shares of Common Stock at the volume levels contemplated by Section 2.8(d)(D), then upon the request of Parent, at any time after the termination of this Agreement, the Company shall file a shelf registration statement with the SEC permitting the resale of the Issued Shares as expeditiously as possible, and use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof and to keep such registration statement continuously effective for a period of one year. This Section 2.8(c) shall survive the termination of this Agreement.

(d) Parent agrees that, for a period of eighteen (18) months following the Share Issuance Date, it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Issued Shares or otherwise agree to do any of the foregoing, (ii) deposit any Issued Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Issued Shares. Notwithstanding the foregoing, Parent shall be permitted to take any of the actions described in preceding clauses (i) and (iii) (A) in one or more transactions with the Company or any of its Subsidiaries, including in accordance with Section 6.17, (B) in one or more transactions with any Person, so long as prior to or concurrent with any such transaction such Person agrees in writing to be bound by the terms of Section 6.17(a), (C) pursuant to the terms of any tender offer, exchange offer, merger, reclassification, reorganization, recapitalization or other similar transaction in which stockholders of the Company are offered, permitted or required to participate as holders of Common Stock, provided that such tender offer, exchange offer, merger, reclassification, reorganization, recapitalization or other transaction has been approved or recommended by the Company Board or the Strategic Committee, and (D) in one or more “brokers’ transactions” (as defined in Rule 144 under the Securities Act) effected at any time following the date which is six (6) months after the Share Issuance Date, not to exceed in any three (3) month period more than a number of shares of Common Stock equal to four percent (4%) of the number of shares of Common Stock outstanding as of the Share Issuance Date after giving effect to the issuance and sale of the Issued Shares.

3. Additional Representations and Warranties of the Company. The Company represents and warrants to Parent and Merger Sub as follows:

(a) The following representations and warranties shall be deemed, for all purposes of and under the Merger Agreement, to form a part of Section 4.2 of the Merger Agreement:

There are issued and outstanding 96,221,857 shares of Common Stock as of the date of this Amendment No. 2. The issuance, sale and delivery of the Issued Shares in accordance with this Amendment No. 2 have been duly authorized by all necessary corporate action on the part of the Company. The Issued Shares have been duly authorized, validly issued, fully paid and nonassessable, free and clear of any Liens with the holder being entitled to all rights accorded to a holder of Common Stock under the CCC and the certificate of incorporation and bylaws of the Company. No person has any preemptive right or right of first refusal which would be triggered by reason of the issuance of the Issued Shares.

(b) The following representations and warranties shall be deemed, for all purposes of and under the Merger Agreement, to form a part of Section 4.3 of the Merger Agreement:

The Company has the requisite corporate power and authority to execute and deliver this Amendment No. 2, to perform its obligations and consummate the transactions contemplated by the Merger Agreement (as amended by this Amendment No. 2) other than the Merger and, subject to obtaining the affirmative vote for approval of the principal terms of the Merger and adoption of the Merger Agreement (as amended by this Amendment No. 2) and the transactions contemplated by the Merger Agreement (as amended by this Amendment No. 2), by the Company Shareholder Approval on the record date for the Company Shareholders Meeting to consider the Company Voting Proposal, to consummate the Merger. The Strategic Committee has determined that the transactions contemplated by the Merger Agreement (as amended by this Amendment No. 2) are advisable and fair to and in the best interests of the Company and its shareholders and has recommended that the full Company Board approve this Amendment No. 2 and the transactions contemplated by the Merger Agreement (as amended by this Amendment No. 2). Each of the Strategic Committee and the Company Board has determined in good faith, (x) after consultation with its outside counsel and financial advisor, that the Cerberus Proposal no longer constitutes, and could not reasonably be likely to result in, a Superior Proposal, and (y) after consultation with its outside counsel, that failure to take any of the actions described in Sections 6.4(b) or 8.1(c)(ii) of the Merger Agreement would not reasonably be expected to result in a breach of its fiduciary duties to the Company shareholders under applicable Law. The execution, delivery and performance by the Company of this Amendment No. 2 and the consummation by the Company of the transactions contemplated by the Merger Agreement (as amended by this Amendment No. 2) have been duly authorized by the Company Board (acting upon the unanimous recommendation of the Strategic Committee), and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Amendment No. 2, except (solely with respect to the Merger) for the Company Shareholder Approval of the Company Voting Proposal. This Amendment No. 2 has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally.

(c) The following representations and warranties shall be deemed, for all purposes of and under the Merger Agreement, to form a part of Section 4.4 of the Merger Agreement:

The execution and delivery of this Amendment No. 2 by the Company does not, and the performance by the Company of this Amendment No. 2 and the consummation by the Company of the transactions contemplated hereby will not, (i) violate any provision of the Organizational Documents of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the material terms, conditions or provisions of any Material Contract to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets is bound, (iii) violate any Law applicable to the Company, any of its Subsidiaries or any of their properties or assets that could result in a material Liability to the Company or its Subsidiaries, taken as a whole, or (iv) other than in connection with or compliance with the Securities Act, require the Company or any of its Subsidiaries, as applicable, to make any filing or registration with or notification to, or require the Company or any of its Subsidiaries, as applicable to obtain any authorization, consent or approval of, any Governmental Entity.

(d) The following representations and warranties shall be deemed, for all purposes of and under the Merger Agreement, to form a part of Section 4.18 of the Merger Agreement:

Since September 30, 2009, there has not been any condition, event or occurrence which has had or would be reasonably expected to have a Company Material Adverse Effect.

4. Additional Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

(a) Parent is acquiring the Issued Shares for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representation and warranty herein, Parent does not agree to hold any of such Issued Shares for any minimum or other specific term and reserves the right to dispose of such Issued Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. Parent does not presently have any agreement or understanding with any person as to the distribution of the Issued Shares. Parent is an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D).

(b) The following representations and warranties shall be deemed, for all purposes of and under the Merger Agreement, to form a part of Section 5.2 of the Merger Agreement:

Each of Parent and Merger Sub has the requisite power and authority to execute and deliver this Amendment No. 2 and to consummate the transactions contemplated the Merger Agreement (as amended by this Amendment No. 2). The execution, delivery and performance by Parent and Merger Sub of this Amendment No. 2, approval and adoption of this Amendment No. 2 and the consummation of the transactions contemplated the Merger Agreement (as amended by this Amendment No. 2) have been duly and validly authorized by all necessary action of Parent and Merger Sub, and no other action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Amendment No. 2 and the consummation by them of the transactions contemplated the Merger Agreement (as amended by this Amendment No. 2). This Amendment No. 2 has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally.

5. Cerberus Proposal. The following covenant shall be deemed, for all purposes of and under the Merger Agreement, to form a part of Section 6.4(a) of the Merger Agreement:

The Company shall cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with Cerberus, its Affiliates and their respective Representatives conducted heretofore by the Company, its Subsidiaries or any of their respective Representatives with respect to the Cerberus Proposal.

6. Amendment to Section 6.4(a). Section 6.4(a) of the Merger Agreement is hereby amended by adding after the reference to “Superior Proposal” at the end of clause (i) in the proviso the following:

(for the avoidance of doubt, such Acquisition Proposal must, if consummated, be more favorable to the Company’s shareholders from a financial point of view than the transactions contemplated by this Agreement)

7. Amendment to Section 6.9(a). Section 6.9(a) of the Merger Agreement is hereby amended by adding at the end thereof the following:

The Company shall set a new record date for the Company Shareholders Meeting so that such record date will be as soon as practicable after the Share Issuance Date, but in no event more than two Business Days after the Share Issuance Date, unless Parent consents otherwise.

8. Amendment to Article VI. Article VI of the Merger Agreement is hereby amended by adding at the end thereof the following new Section:

Section 6.17 Certain Rights and Obligations Related to Issued Shares.

(a) If (i) after the Share Issuance Date, the Company receives a proposal to enter into an Alternate Acquisition Agreement and the Company validly terminates this Agreement pursuant to, and in accordance with, Section 6.4(b) and Section 8.1(c)(ii) (including the timely payment of the Termination Fee), or terminates any future Alternate Acquisition Agreement pursuant to, and in accordance with, the analogous provisions of any such Alternate Acquisition Agreement, because such proposal constitutes a Superior Proposal pursuant to this Agreement or any future Alternate Acquisition Agreement, in order to enter into an Alternative Acquisition Agreement implementing any such Superior Proposal (each such event, a “Superior Proposal Event”) and (ii) the Company Board’s (or the Strategic Committee’s) recommendation in favor of the adoption of any such Alternative Acquisition Agreement remains in effect and has not been adversely modified or withdrawn, then if the Company Board or the Strategic Committee requests in writing, at any meeting of the holders of Common Stock for the purpose of voting on the principal terms of the transactions contemplated by, and adoption of, any such Alternative Acquisition Agreement, however called, and at every adjournment or postponement thereof, Parent shall submit as promptly as practicable after the record date of any such meeting an effective proxy pursuant to which it votes (x) if Cerberus or any of its Affiliates is not a party to such Alternative Acquisition Agreement, all of the Issued Shares in favor of the approval of the principal terms of the transactions contemplated by, and adoption of, such Alternative Acquisition Agreement, including any action required in furtherance thereof, and (y) if Cerberus or any of its Affiliates is a party to such Alternative Acquisition Agreement, a number of Issued Shares in favor of the approval of the principal terms of the transactions contemplated by, and adoption of, such Alternative Acquisition Agreement equal to the product of (A) the Issued Shares and (B) a fraction, (I) the numerator of which is equal to the number of shares of Common Stock entitled to vote at such meeting that have voted in favor of such Alternative Acquisition Agreement (excluding the Issued Shares, any shares of Common Stock beneficially owned by any Person that is a party to a voting, support or other similar agreement with Cerberus or any of its Affiliates and any shares of Common Stock beneficially owned by Bing Yeh), and (II) the denominator of which is equal to total number of shares of Common Stock entitled to vote and present, in person or by proxy, at such meeting (excluding the Issued Shares, any shares of Common Stock beneficially owned by any Person that is a party to a voting, support or other similar agreement with Cerberus or any of its Affiliates and any shares of Common Stock beneficially owned by Bing Yeh), including any action required in furtherance thereof.

(b) Notwithstanding any other provision of this Agreement, in the event a Superior Proposal Event has occurred, then in no event shall Parent’s Total Profit exceed 1.286 times the Termination Fee (the “Profit Cap”). In the event a Superior Proposal Event has occurred and Parent’s Total Profit exceeds the Profit Cap (the “Excess Profit”), then Parent, at its sole election, shall either (i) deliver to the Company for cancellation the Issued Shares (valued, for the purposes of this Section 6.17(b) at the highest value per share contemplated by the Alternative Acquisition Agreement implementing the then pending Superior Proposal Event or (ii) pay cash to the Company, or any combination of the foregoing, so long as the sum of the foregoing equal the Excess Profit, in each case as promptly as practicable following the day on which Parent’s Total Profit exceeds the Profit Cap, but no later than five Business Days thereafter. For purposes of this Agreement, the term “Total Profit” shall mean the amount (before taxes) of the following (A) the Termination Fee paid to Parent pursuant to this Agreement, plus (B) the amount received (or retained) by Parent with respect to the Issued Shares in connection with any Superior Proposal Event (valuing any publicly traded securities so received (or retained) at the average closing sales price per share thereof (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) as reported by the applicable primary trading market for such securities for the five consecutive trading days preceding the consummation of the applicable transaction in such Superior Proposal Event), plus (C) the amount received by Parent pursuant to the sale of Issued Shares to any unaffiliated party, less (D) the Share Consideration. Notwithstanding the foregoing, nothing in this Section 6.17(b) shall affect the ability of Parent to receive, nor relieve the Company’s obligation to pay, the Termination Fee (in the circumstances so payable).

(c) In the event of the termination of this Agreement pursuant to Section 8.1, then at any time and from time to time thereafter until the eighteen (18) month anniversary of the Share Issuance Date, Parent shall have the right (but not the obligation) to require the Company to purchase, at a price of $3.05 per share in cash, all or any portion of the Issued Shares, which right shall be exercisable upon delivery of a written notice by Parent to the Company, stating the number of Issued Shares that are subject to such exercise; provided, however, that if a Superior Proposal Event has occurred prior to such termination, Parent may not exercise its rights pursuant to this Section 6.17(c) until after the record date for the meeting of the Company’s shareholders to consider the approval of the principal terms of the transaction contemplated by such Superior Proposal Event and adoption of the Alternate Acquisition Agreement related thereto has been set and the Issued Shares have been voted in as provided for in Section 6.17(a). The purchase of the Issued Shares that the Company is required to purchase pursuant to this Section 6.17(c) shall occur as promptly as practicable following the Company’s receipt of such written notice, but in no event later than five Business Days thereafter. Delivery of certificates (if any) evidencing the Issued Shares that the Company is required to purchase pursuant to this Section 6.17(c), duly endorsed for transfer and free and clear of all Liens, shall be made on such date against payment in cash of the aggregate purchase price payable in respect of such Issued Shares.

(d) This Section 6.17 shall survive the termination of this Agreement.

9. Amendment to Section 8.2. Section 8.2 of the Merger Agreement is hereby amended by amending and restating the last sentence thereof as follows:

Notwithstanding the foregoing, the provisions of Section 2.8(c), Section 6.3(b), Section 6.17, this Section 8.2, Section 8.3 and Article IX shall survive any such termination.

10. Amendment to Section 8.3(b). Section 8.3(b) of the Merger Agreement is hereby amended by replacing, in the definition of Termination Fee set forth therein, the reference to “$10,120,624” with “$10,300,000”.

11. Merger Agreement References. The parties hereto hereby agree that all references to the “Agreement” set forth in the Merger Agreement (including, without limitation, in the representations and warranties of the parties set forth therein) shall be deemed to be references to the Merger Agreement as amended by this Amendment No. 2.

12. Full Force and Effect. Except as expressly amended or modified hereby, the Merger Agreement and the agreements, documents, instruments and certificates among the parties hereto as contemplated by, or referred to, in the Merger Agreement shall remain in full force and effect without any amendment or other modification thereto.

13. Counterparts. This Amendment No. 2 may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Signatures of the parties transmitted by facsimile, PDF or other electronic file shall be deemed to be their original signatures for all purposes and the exchange of copies of this Amendment No. 2 and of signature pages by facsimile transmission, PDF or other electronic file shall constitute effective execution and delivery of this Amendment No. 2 as to the parties and may be used in lieu of the original Amendment No. 2 for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment No. 2 as well as any facsimile, telecopy, PDF or other reproduction hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 2 to be executed by their respective duly authorized officers to be effective as of the date first above written.

COMPANY
Silicon Storage Technology, Inc.

By:	/s/ BING YEH
Name:	Bing Yeh
Title:	Chairman and CEO

PARENT
Microchip Technology Incorporated

By:	/s/ STEVE SANGHI
Name:	Steve Sanghi
Title:	Chairman, President and CEO

MERGER SUB
Sun Acquisition Corporation

By:	/s/ ERIC BJORNHOLT
Name:	Eric Bjornholt
Title:	Director, and CFO

[Amendment No. 2 to Agreement and Plan of Merger]

ANNEX B

March 8, 2010

The Strategic Committee of the Board of Directors

Silicon Storage Technology, Inc.

1171 Sonora Court

Sunnyvale, CA 94086

Dear Members of the Strategic Committee:

We understand that Silicon Storage Technology Inc. (the “Company”) intends to enter into the Amendment (as defined below) to the Original Agreement (as defined below) by and among the Company, Microchip Technology Incorporated (the “Acquiror”) and Sun Acquisition Corporation, a wholly-owned subsidiary of the Acquiror (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Transaction”) and that, in connection with the Transaction, each outstanding share of common stock, no par value per share, of the Company (“Company Common Stock”) will be converted into the right to receive $3.05 in cash (the “Consideration”), and the Company will become a wholly-owned subsidiary of the Acquiror.

We further understand that, pursuant to the Amendment, the Company will issue and sell to the Acquiror 19,148,149 shares of Company Common Stock (the “Microchip Shares”), equal to 19.9% of the issued and outstanding shares of Company Common Stock, at a price of $3.05 per share of Company Common Stock.

You have requested that Houlihan Lokey Howard & Zukin Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Strategic Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) as to whether, as of the date hereof, the Consideration to be received by the holders of Company Common Stock (other than shares held by the Acquiror or any of its affiliates) in the Transaction pursuant to the Agreement is fair to such holders from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the following agreements:

a.	the draft dated March 7, 2010 of Amendment No. 2 to Agreement and Plan of Merger, dated as of March 8, 2010, by and among the Company, the Acquiror and Merger Sub (the “Amendment”);

b.	the Agreement and Plan of Merger, dated as of February 2, 2010, by and among the Company, the Acquiror and Merger Sub, as amended pursuant to Amendment No. 1 thereto, dated as of February 22, 2010 (as so amended, the “Original Agreement” and, as amended by the Amendment, the “Agreement”); and

Citicorp Center • One Sansome Street, Suite 1700 • San Francisco, California 94104 • tel.415.974.5888 • fax.415.974.5969 • www.HL.com Broker/dealer services through Houlihan Lokey Howard & Zukin Capital.   Investment advisory services through Houlihan Lokey Howard & Zukin Financial Advisors.

The Strategic Committee of the Board of Directors

Silicon Storage Technology, Inc.

March 8, 2010

c.	the Agreement and Plan of Merger, dated as of November 13, 2009, by and among Technology Resources Holdings, Inc., Technology Resources Merger Sub, Inc., and the Company (the “Prior Agreement”);

2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including (a) regularly prepared financial projections relating to the Company through the end of 2010 prepared by management of the Company, and financial projections extrapolated therefrom through the end of 2014 based on discussions with management of the Company (such financial projections being collectively referred to herein as the “Financial Projections”), and (b) a liquidation analysis prepared by management of the Company;

4.	spoken with certain members of the management of the Company regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

5.	compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

6.	considered the publicly available financial terms of certain transactions that we deemed to be relevant;

7.	reviewed the current and historical market prices and trading volume for Company Common Stock, and the historical market prices and certain financial data of the publicly traded securities of certain other companies that we deemed to be relevant; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the Financial Projections and liquidation analysis reviewed by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements provided to us and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading, in each case that would be material to our analyses or this Opinion.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to us, without any amendments or modifications thereto, in each case other than as would not be material to our analyses or this Opinion. We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects

The Strategic Committee of the Board of Directors

Silicon Storage Technology, Inc.

March 8, 2010

with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company have an effect on the Company that would be material to our analyses or this Opinion.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We were, however, provided a copy of the liquidation analysis identified in item 3 above. We did not estimate, and express no opinion regarding, the liquidation value of any entity or asset. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject. In reaching our conclusion set forth in the last sentence of this Opinion, we have considered the terms and conditions of other indications of interest received by the Company to enter into a change of control transaction with the Company, including indications of interest received during the “go-shop” period contemplated by the Prior Agreement. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof.

This Opinion is furnished for the use and benefit of the Committee in connection with its consideration of the Transaction and may not be used for any other purpose without our prior written consent. In connection with the proxy statement or other similar communication required to be filed by the Company with the Securities and Exchange Commission and delivered to the Company’s shareholders in connection with the Transaction, the Company may include a copy of this Opinion; provided that (i) this Opinion will be reproduced therein only in its entirety, and (ii) the content and context of any such inclusion or description (including, without limitation, any reference to Houlihan Lokey, the Company’s engagement of Houlihan Lokey, the services provided by Houlihan Lokey or this Opinion) shall be subject to Houlihan Lokey’s prior review and written approval. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Transaction.

In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, the Acquiror or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to the Company, the Acquiror and other participants in the Transaction and certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation.

Houlihan Lokey has also acted as financial advisor to the Committee in connection with, and has participated in certain of the negotiations leading to, the Transaction, including such negotiations occurring during the “go-shop” period contemplated by the Prior Agreement, and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Transaction. In addition, we will receive

The Strategic Committee of the Board of Directors

Silicon Storage Technology, Inc.

March 8, 2010

a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the issuance of the Microchip Shares or the amount, terms, conditions, price or any other aspect of such issuance, (iii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iv) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company or to any other party, except as expressly set forth in the last sentence of this Opinion, (v) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (vi) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders), (vii) whether or not the Company, its respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (viii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (ix) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by the Committee, the Company and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock (other than the Acquiror or any of its affiliates) in the Transaction pursuant to the Agreement is fair to such holders from a financial point of view.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Silicon Storage Technology, Inc.

common stock for the 2010 Special Meeting of Shareholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone – Please call toll-free at 1-866-235-8882 on a touch-tone telephone and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, call 1-215-521-1348.)

2.	Vote by Internet – Please access https://www.proxyvotenow.com/ssti and follow the simple instructions on the screen. Please note you must type an “s” after http.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or

Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3.	Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: Silicon Storage Technology, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND

RETURN IN THE ENVELOPE PROVIDED

☒  Please mark your votes as in this example using dark ink only.

The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 2, 2010, as amended on February 22, 2010 and March 8, 2010 (the “Merger Agreement”), among Microchip Technology Incorporated, Sun Acquisition Corporation and Silicon Storage Technology, Inc., and approve the principal terms of the merger as contemplated by the Merger Agreement (the “Merger”).

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	To vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of the approval of the principal terms of the Merger and adoption of the Merger Agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

For address change/comments, mark here.	☐

	YES	NO
Please indicate if you plan to attend this meeting	☐	☐

, 2010
Date		Signature	Signature (joint Owners)

Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND

RETURN IN THE ENVELOPE PROVIDED

SILICON STORAGE TECHNOLOGY, INC.

1020 Kifer Road, Sunnyvale, California 94086

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 8, 2010

PROXY

The shareholder(s) hereby appoint(s) Ronald Chwang and James B. Boyd, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all shares of common stock of Silicon Storage Technology, Inc. (the “Company”) that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 a.m., local time, on April 8, 2010 at 1020 Kifer Road, Sunnyvale, California 94086 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark the corresponding box on the reverse side.)

Continued and to be signed on reverse side